Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-202853 and No. 333-215422) and Form S-8 (No. 333-189685, No. 333-167945, No. 333-137836, No. 333-118222 and No. 333-118215) of our report dated February 26, 2018, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 26, 2018